                                  EXHIBIT 99.2



                           RCP ENTERPRISES GROUP, LLC



                         PRO FORMA FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS


RCP ENTERPRISES GROUP, LLC

Balance Sheet for November 9, 1997 (Unaudited).................................1

Statement of Operations for Two Months and
         Eleven Months Ended November 9, 1997 (Unaudited)......................2

Statement of Cash Flows for Two Months and Eleven Months Ended
         November 9, 1997 - Increase (Decrease) in Cash or Cash
         Equivalents (Unaudited)...............................................3

COLMENA CORPORATION

Balance Sheet - Division 1 - RCP Enterprises Group, Inc.,
         December 31, 1997 (Unaudited).........................................4

Statement of Operations - Division 1 - RCP Enterprises Group,
         Inc., for Three Months and Twelve Months Ended December
         31, 1997 (Unaudited)..................................................5

                           RCP ENTERPRISES GROUP, LLC
                                  BALANCE SHEET
                                   (UNAUDITED)

                                     ASSETS
                                                            NOVEMBER 9, 1997
                                                          ------------------
Current assets:
  KeyBank - Operating account                             $          15,788
  Accounts receivable - ITA                                         658,887
  A/R Reserves - ITA                                                524,117
  Accounts receivable - Viatech                                      69,412
  Reserve for bad debt                                             (664,691)
  Accounts receivable - Tio Cigar                                    24,500
  Note receivable - CTI                                              10,400
                                                          ------------------
         Total Current Assets                             $         638,413
                                                          ------------------
Other Assets
  Amortizable customer base                                         477,757
  Accumulated amortization                                         (113,336)
                                                          ------------------
         Total Other Assets                               $         364,421
                                                          ------------------
         Total Assets                                     $       1,002,834
                                                          ==================
                             LIABILITIES AND EQUITY
Current Liabilities
  Accounts payable                                        $         200,464
  Accrued expenses                                                   81,246
  Accrued FICA - SS                                                     371
  Accrued FICA - Medicare                                                96
  Accrued FIT                                                           357
  Accrued FUTA                                                           83
  Accrued SUTA                                                          294
  Accrued SIT                                                           893
  Accrued CIT - Westlake                                                453
                                                          ------------------
         Total Current Liabilities                        $         284,257
                                                          ------------------
Long Term Liabilities
  Syndicate payable - RCP Sr.                                        40,000
  Syndicate payable - Wiseman Trust                                  10,000
  RCP, Jr. note payable                                              (1,998)
  LMC note payable                                                   71,200
                                                          ------------------
         Total Long Term Liabilities                      $         119,202
                                                          ------------------
Equity
  Common stock                                                        1,000
  Current income (loss)                                             598,375
                                                          ------------------
         Total Equity                                               599,375
                                                          ------------------
         Total Liabilities and Equity                     $       1,002,834
                                                          ==================


                                           RCP ENTERPRISES GROUP, LLC
                                             STATEMENT OF OPERATIONS
                                                   (UNAUDITED)
                                                               2 MONTHS ENDED         11 MONTHS ENDED
                                                                NOV. 9, 1997            NOV. 9, 1997
                                                             ------------------      ------------------
Revenue
  Fees - Billed                                              $         727,713       $       2,010,477
  Fees - Returned                                                            0                 (16,350)
                                                             ------------------      ------------------
         Total Revenue                                       $         727,713       $       1,994,127
                                                             ------------------      ------------------
Operating Expenses
  Professional fees                                                          0                  11,000
  Long distance fees                                                      (443)                     (5)
  Card costs                                                            20,078                  89,587
  LEC holdback (ITA)                                                    53,797                 305,675
  Billing fees                                                          31,814                  91,751
  Validation fees (ITA)                                                  5,119                  17,350
  Billing fees - Viatech                                                11,300                  32,750
  Inquiry fees                                                               0                 132,626
  Amortization                                                          38,545                 146,667
  Bad debt expense                                                     276,531                 519,682
  Wages                                                                 16,596                  33,414
  Payroll taxes                                                          1,287                   2,932
  Bank charges                                                              78                     147
  Office expenses                                                            0                      22
  Mailing services                                                           0                   9,965
  Legal fees                                                               692                     692
  Travel expenses                                                        1,500                   1,500
                                                             ------------------      ------------------
         Total Expenses                                                456,894               1,395,755
                                                             ------------------      ------------------
         Operating Income                                              270,819                 598,372
                                                             ------------------      ------------------

Interest Income                                              $               0       $               3
                                                             ------------------      ------------------
         Total other income                                                  0                       3
                                                             ------------------      ------------------
         Net Income (Loss)                                   $         270,819       $         598,375
                                                             ==================      ==================


                                          RCP ENTERPRISES GROUP, LLC
                                           STATEMENT OF CASH FLOWS
                                               NOVEMBER 9, 1997
                               INCREASE (DECREASE) IN CASH OR CASH EQUIVALENTS
                                                  (UNAUDITED)
                                                               2 MONTHS ENDED      11 MONTHS ENDED
                                                                NOV. 9, 1997         NOV. 9, 1997
                                                             ------------------    ------------------
Cash Flow from Operating Activities
  Net income (loss)                                          $         270,819     $         598,375
Adjustments to reconcile cash flow
  Amortization                                                          38,545               146,667
  Decrease (increase) in current assets
    KeyBank - Operating Account                                        (13,662)              (15,788)
    Accounts receivable - ITA                                          (91,406)             (658,886)
    A/R Reserves - ITA                                                (212,692)             (524,116)
    Accounts receivable - Viatech                                      (48,619)              (69,412)
    Reserve for bad debt                                               276,531               664,691
    Accounts receivable - Tio Cigar                                    (23,500)              (24,500)
    Note receivable - CTI                                              (10,400)              (10,400)
  Increase (Decrease) in Current Liabilities
    Accounts payable                                                     7,940               200,464
    Accrued expenses                                                    18,817                81,246
    Accrued FICA - SS                                                      371                   370
    Accrued FICA - Medicare                                                 96                    96
    Accrued FIT                                                            300                   357
    Accrued FUTA                                                            12                    83
    Accrued SUTA                                                             6                   294
    Accrued SIT                                                              1                   892
    Accrued CIT - Westlake                                                 228                   453
                                                             ------------------    -----------------
         Total Adjustments                                             (57,432)             (207,489)
                                                             ------------------    -----------------
         Cash Provided (Used) by Operations                            213,387               390,886
                                                             ------------------    ------------------
Cash Flow from Investing Activities
  Sales (Purchases) of Assets
                                                             ------------------    ------------------
    Amortizable customer base                                         (107,940)             (511,088)
                                                             ------------------    ------------------
    Cash Provided (Used) by investing                                 (107,940)             (511,088)
                                                             ------------------    ------------------
Cash Flow from Financing Activities Cash (Used) or provided by:
    Syndicate payable - RCP Sr.                                         40,000                40,000
    Syndicate payable - Wiseman Trust                                   10,000                10,000
    RCP, Jr. Note Payable                                             (155,447)               (1,998)
    LMC note payable                                                         0                71,200
    Common Stock                                                             0                 1,000
                                                             ------------------    ------------------
      Cash provided (used) by financing                               (105,447)              120,202
                                                             ------------------    ------------------
      Cash at beginning of period                                        2,126                     0
                                                             ------------------    ------------------
         Cash at End of Period                               $           2,126     $               0
                                                             ==================    ==================

                                  COLMENA CORP.
            BALANCE SHEET - DIVISION 1 - RCP ENTERPRISES GROUP, INC.
                                DECEMBER 31, 1997
                                   (UNAUDITED)


                                     ASSETS
                                                          DECEMBER 31, 1997
                                                          ------------------
Current assets:
  KeyBank - Operating account                             $           2,614
  Accounts receivable - ITA                                       1,022,456
  A/R Reserves - ITA                                                950,425
  Accounts receivable - Viatech                                     118,404
  Reserve for bad debt                                           (1,176,181)
  Note receivable - CTI                                              10,400
                                                          ------------------
         Total Current Assets                             $        928,119
                                                          ------------------
Fixed Assets
  Equipment purchased                                                   599
                                                          ------------------
         Total Fixed Assets                                             599
                                                          ------------------
Other Assets
  Amortizable customer base                                         978,016
  Accumulated amortization                                          (91,043)
                                                          ------------------
         Total Other Assets                               $         886,973
                                                          ------------------
         Total Assets                                     $       1,815,691
                                                          ==================
                             LIABILITIES AND EQUITY
Current Liabilities
  Accounts payable                                        $         359,534
  Accrued expenses                                                   99,713
  Accrued FICA - SS                                                     526
  Accrued FICA - Medicare                                               132
  Accrued FIT                                                           465
  Accrued FUTA                                                          179
  Accrued SUTA                                                          741
  Accrued SIT                                                         2,389
  Accrued CIT - Westlake                                                860
  Provision for federal income tax                                  100,000
                                                          ------------------
         Total Current Liabilities                        $         564,539
                                                          ------------------
Long Term Liabilities
  Syndicate payable - RCP SR                                         37,496
  Syndicate payable - Wiseman Trust                                   8,411
  Syndicate payable - Robert C. Roosen                               18,565
  Syndicate payable - T Zafer                                       282,154
  Note payable - LMC PS Trust                                       100,000
  Divisional transfers                                              (68,000)
  LMC note payable                                                  221,200
                                                          ------------------
         Total Long Term Liabilities                      $         599,826
                                                          ------------------
Equity
  Common stock                                                        1,000
  Retained earnings                                                 598,374
  Shareholder draw against earnings                                (203,683)
  Current income (loss)                                             255,634
                                                          ------------------
         Total Equity                                               651,326
                                                          ------------------
         Total Liabilities and Equity                     $       1,815,691
                                                          ==================


                                                COLMENA CORP.
                        STATEMENT OF OPERATIONS - DIVISION 1 - RCP ENTERPRISES GROUP, INC.
                                              DECEMBER 31, 1997
                                                 (UNAUDITED)

                                                                 3 MONTHS ENDED          12 MONTHS ENDED
                                                                 DEC. 31, 1997            DEC. 31, 1997
                                                              ------------------        ------------------
Revenue
  Fees - Billed                                               $       1,346,026         $       1,346,026
                                                              ------------------        ------------------
         Total Revenue                                        $       1,346,026         $       1,346,026
                                                              ------------------        ------------------
Operating Expenses
  Professional fees                                                      66,465                    66,464
  Long distance fees                                                       (223)                     (223)
  Card costs                                                             80,165                    80,164
  LEC holdback (ITA)                                                    105,373                   105,373
  Billing fees                                                           53,845                    53,845
  Validation fees (ITA)                                                   9,469                     9,469
  Billing fees - Viatech                                                 10,937                    10,937
  Amortization                                                           91,043                    91,043
  Bad debt expense                                                      511,490                   511,489
  Wages                                                                  28,974                    28,974
  Payroll taxes                                                           2,759                     2,759
  Bank charges                                                               52                        52
  Office expenses                                                         1,989                     1,988
  Mailing services                                                        8,175                     8,174
  Insurance expense                                                         583                       583
  Telephone expense                                                       1,195                     1,194
  Travel expenses                                                         3,043                     3,042
  Auto lease                                                              2,110                     2,110
  Interest expense                                                       12,948                    12,948
                                                              ------------------        ------------------
         Total Expenses                                                 990,392                   990,392
                                                              ------------------        ------------------
         Operating Income                                               355,634                   355,634)
         Provision for taxes                                           (100,000)                 (100,000)
                                                              ------------------        ------------------
         Net income (loss)                                    $         255,634         $         255,634
                                                              ==================        ==================